                   SUBORDINATION AND NOTE CANCELLATION AGREEMENT


     This SUBORDINATION AND NOTE CANCELLATION AGREEMENT (this "AGREEMENT"), dated as of September 25, 1997, is entered into by and among SINNADURAI E. MOORTHY, M.D. ("DR. MOORTHY"), KARUNYAN ARULANANTHAM, M.D. ("DR. ARULANANTHAM") (Dr. Moorthy and Dr. Arulanantham are sometimes collectively referred to herein as "SUBORDINATE CREDITORS" and individually as a "SUBORDINATE CREDITOR"), PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation ("BORROWER"), PROSPECT MEDICAL SYSTEMS, INC., a Delaware corporation ("MANAGER"), PROSPECT MEDICAL GROUP, INC., a California professional corporation ("PURCHASER"), and IMPERIAL BANK, a California banking corporation ("SENIOR CREDITOR"), with reference to the following facts:

                                  R E C I T A L S

     A. Subordinate Creditors, The Arulanantham Charitable Remainder Trust ("TRUST"), Purchaser, and Sierra Primary Care Medical Group, Inc., a California professional corporation ("COMPANY"), are party to that certain Agreement for the Purchase and Sale of Stock of Sierra Primary Care Medical Group, Inc., dated as of September 23, 1997 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Purchaser is purchasing one hundred percent (100%) of the stock of Company from Subordinate Creditors and Trust.

     B. Pursuant to the terms of the Stock Purchase Agreement, Purchaser is concurrently herewith executing and delivering to each Subordinate Creditor a Contingent Promissory Note, dated as of September 25, 1997 (each as it may have been renewed, extended or rearranged, a "SUBORDINATE NOTE" and collectively, the "SUBORDINATE NOTES"), each in the original principal sum of One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000). In addition, pursuant to the terms of the Stock Purchase Agreement, Borrower is concurrently herewith executing and delivering to each Subordinate Creditor a Subordinated Guaranty, dated as of September 25, 1997 (each, a "SUBORDINATE GUARANTY" and collectively, the "SUBORDINATE GUARANTEES"), in order to guaranty the payment of the Subordinate Notes. All liens, security interests and assignments now or hereafter securing payment or performance of the Subordinate Notes and/or the Subordinate Guarantees are herein called "SUBORDINATE LIENS."

     C. Borrower has previously executed and delivered to Senior Creditor that certain Secured Revolving Note, dated July 3, 1997 (as it may have been renewed, extended and rearranged, the "NOTE"), in the original principal sum of Ten Million Dollars ($10,000,000). The Note has been issued pursuant to that certain Revolving Credit Agreement of even date with the Note (as it may have been amended, supplemented or restated, the "LOAN AGREEMENT") between Borrower and Senior Creditor. All liens, security interests and assignments now or hereafter securing payment or performance of the Note and/or the Loan Agreement are herein called "SENIOR LIENS." The Senior Liens include, without limitation, the security instruments described on EXHIBIT A, attached hereto and incorporated herein.

     D. Manager has previously executed and delivered to Senior Creditor that certain Continuing Guaranty, dated as of even date with the Loan Agreement and the Note ("MANAGER GUARANTY"), pursuant to which Manager has guaranteed the payment and performance of Borrower's obligations owing to Senior Creditor under the Note and the Loan Agreement.

     E. Manager and Purchaser have previously executed and delivered that certain Management Services Agreement, dated as of June 4, 1996, as amended (the "MANAGEMENT AGREEMENT"), pursuant to which Manager provides management services to Purchaser in consideration of certain management fees, all as more particularly set forth in the Management Agreement. In order to secure Purchaser's obligations owing to Manager, Manager and Purchaser have previously executed and delivered that certain Security Agreement, dated as of July 3, 1997, as amended by that certain Amendment Number One, dated July 14, 1997 (the "SECURITY AGREEMENT"), pursuant to which Purchaser has granted to Manager a first priority security interest and lien upon certain assets of Company. Both the Management Agreement and the Security Agreement have been collaterally assigned by Manager to Senior Creditor, pursuant to a Collateral Assignment of Transaction Documents, dated as of July 3, 1997, between Manager and Senior Creditor, in order to secure Manager's obligations owing to Senior Creditor under the Manager Guaranty.

     F. Borrower, Manager and Purchaser are part of a group of companies under common control which all benefit from the loans made by Senior Creditor under the Loan Agreement and evidenced by the Note. Borrower has requested that Senior Creditor make a loan under the Loan Agreement to Borrower, which Borrower shall relend to Manager and Manager shall relend to Purchaser such that Purchaser will be able to have funds necessary to pay the cash consideration to Subordinate Creditors and Trust pursuant to the terms of the Stock Purchase Agreement to acquire the stock of Company. As a condition to its making such loan to Borrower, Senior Creditor has required that Borrower's obligations under the Subordinate Guarantees and Purchaser's obligations under the Subordinate Notes and the Stock Purchase Agreement, and the Subordinate Liens securing any of the same, be subordinated to Borrower's indebtedness under the Loan Agreement and the Note, the Senior Liens securing same, and Purchaser's obligations under the Management Agreement and the Security Agreement.

     G. The parties hereto now hereby agree to subordinate the lien position, payment and performance of the Subordinate Notes, the Stock Purchase Agreement, the Subordinate Guarantees and the Subordinate Liens to the payment and performance of the Management Agreement, the Security Agreement, the Note, the Loan Agreement and the Senior Liens, all as set forth in the succeeding provisions of this Agreement (which shall control over any conflicting or inconsistent recitals above).

                                A G R E E M E N T S

     In consideration of the premises and the mutual agreements herein set forth, Borrower, Manager, Purchaser, Subordinate Creditors and Senior Creditor hereby agree as follows:

     1. All initially capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Loan Agreement. In addition, as used in this Agreement, the following terms shall have the respective meanings indicated:

          "SENIOR DEBT" shall mean all Debt now existing or hereafter created of Borrower or Purchaser to Senior Creditor, whether direct or indirect, primary or secondary, joint or several, fixed or contingent and whether originally payable to Senior Creditor or to Manager or any other third Person and subsequently acquired by or assigned to Senior Creditor, and whether evidenced by note, application for or agreement for reimbursement of advance under letter of credit, open account, overdraft, indorsement, surety agreement, guaranty or otherwise, including, without limitation, all indebtedness evidenced by the Note and all renewals, extensions, rearrangements, refundings and modifications of the Note, and all Debt arising under or incurred pursuant to the Loan Agreement and any other documents executed or delivered in connection therewith, and all Debt arising under or incurred pursuant to the Management Agreement or the Security Agreement. The Senior Debt shall include amounts accruing subsequent to the filing of any bankruptcy, receivership, insolvency or like petition. Without limiting the generality of the foregoing, Senior Debt shall include all obligations for fees, to indemnify, to reimburse for expenses and to reimburse for advances (whether for the payment of taxes, insurance premiums, the preservation or protection of property or the title thereto or for any other reason).

          "SUBORDINATED DEBT" shall mean all Debt now existing or hereafter created of Borrower or Purchaser to Subordinate Creditors, whether direct or indirect, primary or secondary, joint or several, fixed or contingent and whether originally payable to Subordinate Creditors or to a third Person and subsequently acquired by Subordinate Creditors, and whether evidenced by note, application for or agreement for reimbursement of advance under letter of credit, open account, overdraft, indorsement, surety agreement, guaranty or otherwise, including, without limitation, all Debt evidenced by the Subordinate Notes and all renewals, extensions, rearrangements, refundings and modifications of the Subordinate Notes, and all Debt arising under or incurred pursuant to the Subordinate Guarantees and any other documents executed or delivered in connection therewith.

     2. (a) Unless and until all Senior Debt shall have been fully paid and satisfied and the obligation of Senior Creditor to make any further loans or advances to Borrower shall have ceased and terminated, Subordinate Creditors will not, except as otherwise provided in SECTION 2(b) hereof, (i) ask, demand, sue for, take or receive, or retain, from Borrower, Purchaser or any other Person, by setoff or in any other manner, payment of all or any part of the Subordinated Debt, (ii) forgive, cancel or discharge, or permit to be converted into any evidence of equity or ownership, any of the Subordinated Debt, (iii) ask, demand or receive any security for the Subordinated Debt in addition to the security described on EXHIBIT B attached hereto and incorporated herein ("PERMITTED SUBORDINATED LIENS"), (iv) amend the Subordinate Notes, the Subordinate Guarantees, or any other document existing in connection with the Subordinated Debt, or (v) declare the Subordinated Debt due and payable by reason of any default or for any other reason, or bring or join with any creditor in bringing any proceeding against Borrower or Purchaser under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect ("PROCEEDINGS"). Subordinate Creditors hereby direct Borrower and Purchaser to make, and Borrower and Purchaser hereby agree to make, such prior payment of the Senior Debt to Senior Creditor.

          (b) Notwithstanding the foregoing, Purchaser may make regularly scheduled payments (but no prepayments) of interest and principal due on the Subordinate Notes, PROVIDED that on the date of the proposed payment, no Event of Default has occurred and is continuing or will result from the making of such payment. Upon the occurrence of an Event of Default and upon written notice thereof given to Borrower, Purchaser and Subordinate Creditors by Senior Creditor or its representative, no further payments shall be made by Purchaser with respect to the principal of or interest on the Subordinate Notes, and the Subordinate Notes shall thereupon be immediately and automatically cancelled, and all unpaid obligations thereunder shall thereupon be immediately and automatically extinguished, without further action required on the part of Senior Creditor, Borrower, Purchaser, Subordinate Creditors or any other Person. SUBORDINATE CREDITORS HEREBY ACKNOWLEDGE THAT THE TERMS OF THIS SECTION 2(b) FORM A MATERIAL PART OF THE CONSIDERATION FOR SENIOR CREDITOR'S AGREEMENT TO MAKE THE LOAN DESCRIBED IN RECITAL F HEREINABOVE WHICH ULTIMATELY PROVIDED THE FUNDS TO PURCHASER FOR PAYMENT TO SUBORDINATE CREDITORS OF THE PURCHASE PRICE UNDER THE STOCK PURCHASE AGREEMENT.

                             SEM                  KA
     Initial here:       -------------       -------------
                         Dr. Moorthy         Dr. Arulanantham

     3. (a) Upon any distribution of the assets of Borrower and/or Purchaser in connection with any dissolution, winding up, liquidation or reorganization of Borrower and/or Purchaser (whether in Proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower and/or Purchaser, or otherwise), Senior Creditor shall first be entitled to receive payment in full of all Senior Debt before Subordinate Creditors shall be entitled to receive any payment in respect of the Subordinated Debt. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of Borrower and/or Purchaser of any kind or character, whether in cash, property or securities, to which Subordinate Creditors would be entitled except for the provisions of this Agreement (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any securities which are subordinated as junior in right of payment to the Subordinated Debt) shall be made by the liquidating trustee or agent or other Persons making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) (a "PAYING PARTY"), or if received by either Subordinate Creditor, by such Subordinate Creditor, directly to Senior Creditor, to the extent necessary to pay in full the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to Senior Creditor. Subordinate Creditors hereby authorize and direct each Paying Party to pay over to Senior Creditor upon demand by Senior Creditor, all such payments or distributions without the necessity of any inquiry as to the status or balance of the Senior Debt, and without further notice to or consent of Subordinate Creditors. In furtherance of the foregoing, but not by way of limitation thereof, in the event Borrower and/or Purchaser is subject to any Proceeding, with the result that Borrower and/or Purchaser is excused from the obligation to pay all or part of the interest otherwise payable in respect of the Senior Debt during the period subsequent to the commencement of any such Proceeding, Subordinate Creditors agree that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or distributions in respect of the Subordinated Debt.

          (b) Subordinate Creditors hereby irrevocably authorize and empower Senior Creditor to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, to execute, sign, endorse, transfer and deliver any and all receipts and instruments, and to file claims and take such other proceedings, all in the name of Subordinate Creditors, or otherwise, as Senior Creditor may deem necessary or advisable for the enforcement of this Agreement, but Senior Creditor has no obligation to do so. Each Subordinate Creditor hereby (i) agrees duly and promptly to take such action as may be required by Senior Creditor to collect the Subordinated Debt for the account of Senior Creditor and/or to file appropriate proofs of claim in respect of the Subordinated Debt, (ii) authorizes and empowers Senior Creditor to vote the full amount of the Subordinated Debt in any bankruptcy, reorganization or similar proceeding affecting Borrower and/or Purchaser and in any meeting of creditors of Borrower and/or Purchaser, (iii) agrees to execute and deliver to Senior Creditor or its representatives on demand such powers of attorney, proofs of claim and other instruments as may be requested by Senior Creditor or its representatives in order to enable Senior Creditor to enforce any and all claims upon or with respect to the Subordinated Debt, to collect and receive any and all such payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, and to vote the full amount of the Subordinated Debt in any proceeding or meeting referred to in clause (ii) of this subparagraph (b).

          (c) In the event any payment or distribution of assets of Borrower and/or Purchaser of any kind or character, whether in cash, property or securities, and whether or not pursuant to any dissolution, winding up, liquidation or reorganization, not permitted by or in accordance with the provisions of this Agreement shall be received by either Subordinate Creditor, such payment or distribution to such Subordinate Creditor shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, Senior Creditor, or to its representative, in precisely the form received (except for the endorsement or assignment of such Subordinate Creditor where necessary). In the event of any failure by such Subordinate Creditor to make any such endorsement or assignment, Senior Creditor is hereby irrevocably authorized to make same.

          (d) Notwithstanding the terms and provisions of this Agreement, Subordinate Creditors shall not be entitled to be subrogated to any of the rights of Senior Creditor against Borrower, Purchaser or any other Person or any Senior Liens or other collateral security or rights of offset held by Senior Creditor for the payment of the Senior Debt, nor shall Subordinate Creditors have any right of indemnity, reimbursement or contribution against Borrower, Purchaser or any other Person for any payment of the Senior Debt, and Subordinate Creditors hereby expressly waive each and every such right of subrogation, indemnity, reimbursement and contribution.

          (e) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Subordinate Creditors and Senior Creditor, and are solely for the benefit of Senior Creditor and may not be relied upon or enforced by any party other than Senior Creditor, and nothing contained in this Agreement is intended to or shall impair the obligation of Borrower and/or Purchaser, which is unconditional and absolute, to pay to Subordinate Creditors the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms (except as otherwise provided in Section 2(b) hereof), or to affect the relative rights of Subordinate Creditors and creditors of Borrower and Purchaser other than Senior Creditor.

          (f) Senior Creditor may, at any time and from time to time, without the consent of or notice to Subordinate Creditors, and without impairing or releasing the obligations of Subordinate Creditors hereunder (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt or the security therefor, or otherwise amend in any manner the Management Agreement, the Note, the Loan Agreement or any document executed in connection therewith; (ii) exercise or refrain from exercising any rights against Borrower, Purchaser and others; (iii) apply any sums by whomsoever paid or however realized to the Senior Debt; (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property whatsoever and by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt; (v) release anyone liable in any manner for the payment or collection of any Senior Debt; and (vi) settle or compromise all or any part of the Senior Debt, and subordinate the payment of any part of the Senior Debt to the payment of any other indebtedness (including any other part of the Senior Debt). No invalidity, irregularity or unenforceability of all or any part of the Senior Debt or of any of the Senior Liens shall affect, impair or be a defense to this Agreement.

     4. Subordinate Creditors jointly and severally represent and warrant that no liens, security interests or assignments exist to secure any Subordinated Debt other than the Permitted Subordinated Liens, and agree that no further liens, security interests or assignments will arise or will be taken in the future to secure any Subordinated Debt. Without limiting the foregoing, Subordinate Creditors hereby agree (a) that Subordinate Creditors will not enforce the Subordinate Liens without the prior written consent of Senior

Creditor and (b) that the Subordinate Liens, to the extent enforceable, will be enforceable by Senior Creditor. All amounts, whether in the form of cash, proceeds, checks, drafts, orders or other instruments for the payment of money, recovered with respect to any property of Borrower subject to the Subordinate Liens by the enforcement of the Subordinate Liens shall immediately upon receipt thereof by either Subordinate Creditor be paid over and delivered in the form received, but with any necessary endorsements or instruments required for payment to Senior Creditor, and, until so delivered shall not be commingled with any other funds or property but shall be held by such Subordinate Creditor upon an express trust for the benefit of Senior Creditor.

     5. Subordinate Creditors do hereby expressly subordinate and make second, junior and inferior any and all liens, rights, powers, titles and interests of Subordinate Creditors under, pursuant to or by virtue of the Subordinate Liens to all liens, rights, titles and interests of Senior Creditor under, pursuant to or by virtue of the Senior Liens, and Subordinate Creditors agree that all liens, rights, titles and interests of the Senior Liens shall be unconditionally first, prior and superior to any and all liens, rights, powers, titles and interests of Subordinate Creditors under, pursuant to or by virtue of the Subordinate Liens. Subordinate Creditors further agree that any and all liens, rights, titles and interests of Subordinate Creditors under, pursuant to or by virtue of the Subordinate Liens shall be and remain expressly subject and subordinate to any renewal, extension, refinancing, consolidation, modification or supplement of the liens, rights, titles and interests of the Senior Liens, as well as any and all increases thereof.

     6. Subordinate Creditors, their successors or assigns or any other legal holder of the Subordinated Debt shall not acquire by subrogation, contract or otherwise any lien upon or other estate, right or interest in any property (including but not limited to any which may arise in respect to real estate taxes, assessments or other governmental charges) which is or may be prior in right to the Senior Liens or any renewal, extension, refinancing, consolidation, modification or supplement thereof.

     7. Subordinate Creditors, their successors or assigns or any other legal holder of the Subordinated Debt hereby assign and release to the legal holder of the Senior Debt:

          (i) all of their right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering any property for application upon the indebtedness secured by or other disposition thereof in accordance with the provisions of the Senior Liens;

          (ii) all of their right, title and interest or claim, if any, in and to all awards or other compensation made for any taking of any part of any property covered by the Senior Liens to be applied upon the indebtedness secured by or disposed of in accordance with the provisions of the Senior Liens.

In the event that following any such application and disposition of the insurance proceeds and condemnation award and other compensation, any balance remains, then, except as Borrower and Subordinate Creditors may otherwise agree, such excess shall be made payable to the joint order of Subordinate Creditors and Borrower or their successors or assigns. If the legal holder of the Senior Liens shall at any time release to Borrower any such insurance proceeds or condemnation award for the purpose of restoration, such release shall not be deemed to be an additional advance under the Senior Liens nor shall it otherwise be deemed to be in violation of any restriction of this instrument upon the amount permitted to be secured by Senior Liens and to which the Subordinate Liens are subordinate.

     8. The Subordinate Liens shall be and the same are hereby are and shall continue subject and subordinate to any and all leases upon all or any part of any property covered by the Senior Liens and to which the Senior Liens shall now be or shall hereafter have been made subject and subordinate.

     9. Subordinate Creditors represent to Senior Creditor that the Subordinated Debt is in good standing and in full force and effect and no breaches or defaults exist thereunder which have not been cured or waived, that all accrued interest on the Subordinate Notes has been paid in full through September 25, 1997 and that the aggregate outstanding principal balance of the Subordinate Notes on this date is $2,250,000.

     10. This Agreement extends to and covers all amounts due on the Senior Debt both before and after any filing of any Proceeding by or against Borrower or Purchaser, and Senior Creditor shall be entitled to amounts accruing on the Senior Debt from the date of filing of said Proceeding to the date of full and final payment of the Senior Debt.

     11. No part of the Subordinated Debt or any instrument evidencing or securing the same has been heretofore transferred or assigned, and Subordinate Creditors will not transfer or assign any part of the Subordinated Debt nor any instrument evidencing the same while the Senior Debt remains unpaid.
Subordinate Creditors shall promptly deliver to Senior Creditor any instrument evidencing the Subordinated Debt, including without limitation, the Subordinate Notes and the Subordinate Guarantees for Senior Creditor to hold for the term of this Agreement.

     12. In the event of a breach by any party hereto of any of the provisions of this Agreement, or in the event any representation or warranty contained herein or furnished to Senior Creditor by any party hereto shall prove to have been false when made, Senior Creditor shall have all rights provided to it under law or equity, including without limitation the right to sue the breaching party or parties to recover damages suffered by Senior Creditor as a result of such breach, and the right to obtain injunctive relief.

     13. Subordinate Creditors shall give, execute and deliver any notice, statement, instrument, document, agreement or other papers, and shall permit Senior Creditor, upon request, to make any notation or endorsement upon any promissory note or other instrument or documents evidencing or securing the Subordinated Debt, that may be necessary or desirable, or that Senior Creditor any reasonably request, in order to create, preserve or validate the rights of Senior Creditor hereunder, to enable Senior Creditor to exercise or enforce its rights hereunder, or otherwise to effect the purposes of this Agreement.

     14. This Agreement is a continuing one, and all Senior Debt to which it applies or may apply under the terms hereof shall conclusively be presumed to have been created in reliance hereon.

     15. Borrower hereby agrees to pay upon demand all attorneys' fees and expenses reasonably incurred by Senior Creditor in connection with the enforcement of its rights under this Agreement.

     16. Subordinate Creditors and Borrower agree that, if at any time all or any part of any payment previously applied by Senior Creditor to the Senior Debt is or must be returned by Senior Creditor--or recovered from Senior Creditor--for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made, and, in addition, Borrower hereby agrees to indemnify Senior Creditor against, and to save and hold Senior Creditor harmless from any required return by Senior Creditor--or recovery from Senior Creditor--of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

     17. Each Subordinate Creditor acknowledges that he has received a copy and is familiar with the terms of and conditions of the Note, the Loan Agreement, the Management Agreement and the other Loan Documents, and that each Subordinate Creditor approves all such terms and conditions and consents to the execution and delivery thereof and of this Agreement by Borrower and Purchaser, and to the performance of each thereof by Borrower and Purchaser.

     18. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 18. Each such notice, request or other communication shall be deemed given on the second business day after mailing; PROVIDED that actual notice, however and from whomever given or received, shall always be effective on receipt.

     If to Dr. Moorthy:       44725 10th Street West, Suite 250
                              Lancaster, CA 93534

     If to Dr. Arulanantham:  1675 Staffordshire Drive
                              Lancaster, CA 93534

     If to Borrower, Manager or
     Purchaser:                    c/o Prospect Medical Holdings, Inc.
                                   18200 Yorba Linda Boulevard
                                   Yorba Linda, CA 92886
                                   Attn:     Jacob Y. Terner, M.D.
                                   Telephone:  (310) 202-4774
                                   Facsimile:  (310) 204-6334

     If to Senior
     Creditor:                     201 N. Figueroa Street
                                   Los Angeles, CA  90012
                                   Attn:     Mark W. Campbell
                                   Telephone:  (213) 484-3738
                                   Facsimile:  (213) 484-3721

     19. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Subordinate Creditors and Senior Creditor (without any necessity for notice to or consent by Borrower or Purchaser, which are expressly WAIVED by Borrower and Purchaser). No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

     20. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

     21. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

     22. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

     23. (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than Los Angeles County (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his or her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (i) be requested to set the matter for hearing within sixty
(60) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

                  [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.


                         /s/ Sinnadurai E. Moorthy, M.D.
Subordinate Creditors:   ----------------------------------------------
                         SINNADURAI E. MOORTHY, M.D.

                         /s/ Karunyan Arulanantham, M.D.
                         ----------------------------------------------
                         KARUNYAN ARULANANTHAM, M.D.


Borrower:                PROSPECT MEDICAL HOLDINGS, INC.,
                         a Delaware corporation



                         By   /s/ Gregg DeNicola
                              -----------------------------------------

                         Title  President
                              -----------------------------------------



Manager:                 PROSPECT MEDICAL SYSTEMS, INC.,
                         a Delaware corporation


                         By    /s/ Gregg DeNicola
                              -----------------------------------------
                         Title  President
                              -----------------------------------------


Purchaser:               PROSPECT MEDICAL GROUP, INC.,
                         a California professional corporation


                         By   /s/ Gregg DeNicola
                              -----------------------------------------
                         Title  President
                              -----------------------------------------


Senior Creditor:         IMPERIAL BANK,
                         a California banking corporation


                         By    /s/ Mark W. Campbell
                              -----------------------------------------
                         Title  SVP
                              -----------------------------------------